Exhibit 3.85

[Org ID: DB022730- Org Name: PRAIRIEWAVE TELECOMMUNICATIONS, INC. -Doc Type: ARTICLES  ARTICLES OF INCORPORATION OF DAKOTA TELECOM, INC. ARTICLE ONE. NAME. The name of the corporation is Dakota Telecom, Inc. ARTICLE TWO. EXISTENCE. The corporation shall have perpetual existence. ARTICLE THREE. PURPOSE. The purpose shall be and this corporation shall have the powers to engage in any all business and activities authorized by law and for the further purpose of Dakota and surrounding areas, and to do any and all other things and to exercise any and all other powers in connection there with and in furtherance thereof which a natural person could do, and which now or hereafter may be authorized by law. ARTICLE FOUR. STOCK AUTHORIZED. (a) The amount of authorized capital stock of the corporation will be $100,000.00. The stock will be divided as follows: Class No. of Shares Par Value per Share A 50,000 $1.00 B 50,00 $1.00 ARTICLE FIVE. CLASSES OF STOCK. Class A stock shall be voting common stock, and shall have all rights ascribed by law to common stock. Class B stock shall be non-voting preferred stock, and shall have only those rights ascribed to it by these Articles, by the bylaws of the corporation, and by authorization of the board of directors. ARTICLE SIX. ISSUANCE. No share shall be issued unless it has been paid for in full, either incase, property, or the equivalent, as may be determined by the Board of Directors. ARTICLE SEVEN. PREEMPTIVE RIGHTS. The shareholders shall have the preemptive right to acquire any offering of unissued shares of the corporation, and securities of the corporation convertible into such shares, based on their promata ownership of outstanding shares. Preemptive rights not exercised by any holder of common shares shall be made available to the other holders of common shares based upon the extent to which such other holders have exercised their preemptive rights in connection with the shares or securities then issued. No share-holders shall have any preemptive right to acquire additional are treasury shares of the corporation except as stated herein.

Article eight. preferred stock. the designation of each series of preferred stock and the preferences as between as between series shall be fixed and determined by the board of directors. Upon dissolution or distribution of the entire assets of the corporation, the holders of the preferred stock will receive the par value for their stock before any distribution is made on the common stock. Article nine. Commencement of business. the corporation shall not commence business until consideration of the value of at least one thousand dollars has been received for the issuance of shares. Article ten. registered office and agent. the principal place of business of the corporation and its principal office is east eiway 46, p.o. box 66, irene, clay county, south dakota 57037. its registered agent at such address shall be darwin bendt. article eleven. directors. the affairs of the corporation will be conducted by a board of directors. the number and qualifications of directors will be as stated in the bylaws. the number of directors constituting the intial board of directors is ten. the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are as follows: dester goeman 304 n. cherry lennox, sd 57039 dale bye rr 1, box 21 gayville, sd 57031 john schaefer rr 1, box 120 wakonda, sd 57073 edward d. christensen, jr. rr 2, box 52 freeman, sd 57029 john a. rorh p.o. box 147 parker, sd 57053 j. evan rasmussen rr 1 beresford, sd 57004 allen jorgensen rr 1, box 20 irene, sd 57037 palmer larson rr 1, box 163 wcrthing, sd 57077 ross benson rr 1, box 83 hurley, sd 57036 kelth hildebrand p.o. box 63 chancellor, sd 57015 article twelve. incorporator. the name and address of the incorporator is thomas w. hertz, 219 south 5th street, p.o. box 535, menno, south dakota 57045. in witness wherrof, i have executed in duplicate these articles of incorporation on September 16, 1983. Thomas w. hertz

State of south dakots, )ss. county of hutchinson. on this the 16th day of september, 1983, before me, mary l. schoenfish, the undersigned officer, personality appeared thomas w. hertz, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained. in witness whereof, i set my hand hereto and official seal. notary public, south dakota. mycom. expires: june 15, 1990. (seal)

State of south dakota, )ss. county of butchinson. thomas w. hertz, being duly sworn on his oath, deposes and says: that he is the person described in and who signed the foregoing articles of incorporation as the incorporator therein; that he has read said articles and knows the contents thereof; that the incorporator intends in good faith to form the corporation for lawful purposes as set forth in said articles and not for the purpose of enabling any corporation or corporations to avoid the provisions of chapter 37 of the south dakota codified laws as amended, relating to unlawful trusts and combinations, and law amendatory thereto. thomas w. hertz subscribed and sworn to before me this 16th day of September, 1983. notary public, south dakota. mycom. expires: june 15, 1990. (seal)

Receipt no. c30677 filed at request of file no: ds-22, 730 thomas w.hertz articles of incorporation of ulmer & hertz attorneys at law 219 south 5th street menno, sd 57045 dakota telecom, inc. 50,000 class a com. voting stock, par value $1.00 50,000 class b non voting pref, stock, par value $1.00 $100,000.00 state of south dakota office of secretary of state filed in the office of the secretary of state on the 19th day of sept 1983 secretary of state by deputy fee received $60

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.                                      The name of the corporation is Dakota Telecom, Inc.

2.                                      The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 3, 2000, in the manner prescribed by the South Dakota Corporation Acts:

ARTICLE ONE
ONE NAME

The name of the corporation is McLeodUSA Telecom Development. Inc.

3.                                      The number of shares of the corporation outstanding at the time of such amendment was 9,303.

4.                                      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class: A Common	Number of Shares: 9.303

5.                                      The number of shares voted for such amendment was 9.303. The number of shares voted against such amendment was 0. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was:

Class: A Common Dated:	Number of Shares:
For: 9,303 Against: 0

McLeodUSA Telecom Development. Inc.

Randall Rings
Vice President and Secretary

State of Iowa	)
)ss:
County of Linn	)

On this        day of October, 2000, before me, a Notary Public, personalty appeared Randall Rings, known to me, or proved to me, to be the Vice President and Secretary of the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed same.

My Commission Expires	Notary Public

An ORIGINAL and ONE EXACT COPY of the Articles of Amendment must be submitted.

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION [ILLEGIBLE]

[ILLEGIBLE]

Amendment of Articles of Incorporation

FILING FEE: $50

FILING INSTRUCTIONS:

1.  Please list EXACT corporate name in number one.

2.  Complete signature and title of the officer signing for the corporation.

An ORIGINAL and ONE EXACT COPY of the Articles of Amendment must be submitted

1.                                      The name of the corporation is PrairieWave Telecommunications, Inc.

2.                                      The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on March 7, 2008, in the manner prescribed by the South Dakota Corporation Act:

OR

No shares have been issued and the following amendment was adopted by the Board of Directors on                                                         , 20        .

Article 1.  The name of the corporation is: Knology of the Plains, Inc.

3.                                      The number of shares of the corporation outstanding at the time of such amendment was 9303              ; and the number of shares entitled to vote thereon was 9303.

4.                                      The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class:	Class A Common	Number of shares:	9303

5.                                      The number of shares voted for such amendment was 9303

The number of shares voted against such amendment was 0

The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was:

		Number of shares:
Class:	Class A Common	For:	9303	Against	0

		Number of shares:
Class:	Common	For:	9303	Against:	0

6.                                      The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

N/A

7.                                      The manner in which such amendment effects a change in the amount of stated capital and a statement expressed in dollars, of the amount of stated capital as changed by such amendment.

N/A

Application may be signed by any authorized officer of the corporation.

Dated
Signature

Printed Name

Title